UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 27, 2004

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

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Item 5. Other Events and Regulation FD Disclosure

On March 2, 2004, Chyron Corporation issued a press release announcing that it has closed on an offering to retire $8.8 million of its Series A and Series B Subordinated Convertible Debentures in return for payments totaling $3.8 million in cash and issuance of $2.3 million each of new Series C and Series D Subordinated Convertible Debentures.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit No.

99.1	Press release dated March 2, 2004 regarding retirement and restructuring of Chyron Corporation debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: March 2, 2004